EXHIBIT 10.1
                                                                    ------------

        "CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS
            DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

                           FIRST AMENDED AND RESTATED
                           --------------------------
                       AMENDMENT AND TERMINATION AGREEMENT
                       -----------------------------------

     THIS FIRST AMENDED AND RESTATED AMENDMENT AND TERMINATION AGREEMENT ("Termination Agreement") is made on August 14, 2002 with an effective date of May 3, 2002 ("Effective Date"), by and between PDS GAMING CORPORATION formerly PDS Financial Corporation, a Minnesota corporation, its successors and assigns ("PDS"), whose address is 6171 McLeod Drive, Las Vegas, NV 89120-4048, and DIGIDEAL CORPORATION, a Nevada corporation ("DigiDeal"), whose address is East 5207 Third Avenue, Spokane, WA 99212 (each a "Party" and collectively the "Parties") and amends and restates that Amendment and Termination Agreement dated May 3, 2002.

                                    RECITALS
                                    --------

     WHEREAS, PDS and DigiDeal entered into that (i) CONSULTING AGREEMENT dated August 3, 2001, as extended by agreement on November 26, 2001 ("Consulting Agreement"); (ii) AMENDED AND RESTATED AGREEMENT FOR TECHNOLOGY TRANSFER, MANUFACTURE, DISTRIBUTION AND AFFECTING PATENT, TRADEMARK AND COPYRIGHTS dated September 7, 2001, as modified in that FIRST MODIFICATION OF AGREEMENT FOR TECHNOLOGY TRANSFER, MANUFACTURE, DISTRIBUTION AND AFFECTING PATENT, TRADEMARK AND COPYRIGHTS dated November 26, 2001 (collectively, the "Domestic Agreement");
(iii) AMENDED AND RESTATED AGREEMENT FOR TECHNOLOGY TRANSFER, MANUFACTURE, DISTRIBUTION AND AFFECTING PATENT, TRADEMARK AND COPYRIGHTS (Sovereign Nations) dated March 3, 2001, as modified in that FIRST MODIFICATION OF AGREEMENT FOR TECHNOLOGY TRANSFER, MANUFACTURE, DISTRIBUTION AND AFFECTING PATENT, TRADEMARK AND COPYRIGHTS dated November 26, 2001 (collectively, the "Tribal Agreement");
(iv) CONFIDENTIAL SOFTWARE LICENSE AGREEMENT dated August 31, 2000 ("Software License Agreement"); (v) CONFIDENTIAL SOFTWARE TRANSFER AGREEMENT dated August 31, 2000 ("Software Transfer Agreement") (all such agreements, collectively, the "Agreements"); and (vi) SUBSCRIPTION AGREEMENT dated November 21, 2001 ("Subscription Agreement") ; and

     WHEREAS, differences have arisen between the Parties regarding the Agreements and the Subscription Agreement; and

     WHEREAS, the parties have agreed that the Domestic Agreement and the Tribal Agreement shall be amended and then terminated pursuant to the terms hereof; and

     WHEREAS, the parties have agreed that the Subscription Agreement shall be amended pursuant to the terms hereof; and

     WHEREAS, the parties have agreed that the remaining Agreements shall be terminated pursuant to the terms hereof; and

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          "CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

     WHEREAS, the Parties desire to amicably resolve the pending differences under the terms and conditions set forth in this Termination Agreement and those other documents and instruments referenced herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions set forth herein and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged by the Parties, it is agreed as follows:

     1. Recitals Incorporation. The recitals set forth above are hereby incorporated into this Termination Agreement as material parts thereof and not simply as mere recitals.

     2. Previously Executed Instruments. The Parties agree that notwithstanding the terms and conditions amended and/or restated herein, that the previously executed Release and Mutually Termination Agreements, all dated May 3, 2002, related to the Agreements described in the recitals set forth above, shall remain in full force and effect and unaffected by this Termination Agreement.

     3. Stock Purchase and Cash Payment.

          a. Stock Purchase. As part of the overall termination of the Agreements, PDS hereby agrees that upon execution of this Termination Agreement it shall immediately execute the amended Subscription Agreement attached hereto as Exhibit "1." and purchase One Hundred Eight Thousand One Hundred Eight (108,108) shares of common stock of DigiDeal (the "Shares") at a price of $1.85 per share for a total cost of Two Hundred Thousand Dollars ($200,000.00) by transferring readily available U.S. funds by wire transfer to an account designated by DigiDeal. All of the terms and conditions of the amended Subscription Agreement shall be applicable to PDS's purchase of the Shares and shall survive the termination of the Agreements.

          b. Cash Payment. As an additional part of the overall termination of the Agreements, PDS hereby agrees that on or before August 15, 2002, it shall pay to DigiDeal a sum equal to *** by transferring readily available U.S. funds by wire transfer to an account designated by DigiDeal.

     4. License Agreements; Buyout; Purchase of Intellectual Property.

          a. Non-Exclusive License Agreement. As part of the overall termination of the Agreements, the Parties hereby enter into a Non-Exclusive License Agreement ("Non-Exclusive License Agreement"). Pursuant to this Non-Exclusive License Agreement in this subsection 4-a, DigiDeal hereby grants PDS a non-exclusive license to manufacture, assemble, produce, program, reprogram, market, promote, lease, use, sell, service, repair, recover (repossess), and remanufacture up to Seventy-Four (74) Digital Card System ("DCS") products ("DCS Products") that are currently in the possession of PDS on May 3, 2002 (the "Maximum DCS Products"). DigiDeal also hereby grants PDS the non-exclusive right to practice or otherwise use any methods or processes, which are necessary to distribute and operate the Maximum DCS Products. The geographic scope of this Non-Exclusive License Agreement shall be limited to the states and Sovereign Nations of Colorado, Mississippi, Nevada, North Carolina, Florida (including cruises-to-nowhere), California, and Minnesota (collectively, the "Non-Exclusive License Jurisdictions"). This Non-Exclusive License Agreement is restricted to the Maximum DCS Products, is not subject to a minimum distribution requirement and is for an indefinite term, subject to termination pursuant to Subsection 3-c hereof. This Non-Exclusive License Agreement shall not be sold, transferred, pledged, assigned, hypothecated or made subject to a negative pledge by PDS without the prior written consent of DigiDeal, which shall

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          "CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

not be unreasonably withheld. By executing this Agreement, both Parties acknowledges that there would be no adequate remedy at law to a non-breaching Party for money damages if any of the covenants set forth in this Subsection 4-a were breached and therefore agrees that the non-breaching Party shall be entitled to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

          b. Exclusive License Agreement.

               (i) As part of the overall termination of the Agreements, the Parties also hereby enter into an Exclusive License Agreement ("Exclusive License Agreement"). Pursuant to this Exclusive License Agreement in this Subsection 4-b, DigiDeal hereby grants PDS an exclusive license to manufacture, assemble, produce, program, reprogram, market, promote, lease, use, sell, service, repair, and recover (repossess) DCS Products. DigiDeal also hereby grants PDS the exclusive right to practice or otherwise use any methods or processes, which are necessary to distribute and operate the Maximum DCS Products. The geographic scope of this Exclusive License Agreement shall be limited to *** and/or any direct or indirect affiliates of ***. The Exclusive License Agreement is not subject to a minimum distribution requirement and is for an indefinite term, subject to termination pursuant to Subsection 3-c hereof. This Exclusive License Agreement shall not be sold, transferred, pledged, assigned, hypothecated or made subject to a negative pledge by PDS without the prior written consent of DigiDeal, which shall not be unreasonably withheld. The Parties agree that they will cooperate with one another in presenting a mutually agreeable Lease/License Agreement to *** for PDS's placement of DCS Products.

               (ii) DigiDeal further agrees as part of the Exclusive License Agreement, that it will not circumvent or attempt to circumvent PDS, with respect to any previously established contractual or business relationship (written or verbal) related to *** and/or any direct or indirect affiliates of *** and the use, operation and/or distribution of DCS Products. Subject to Subsection 4-b-(iii) below, DigiDeal hereby specifically agrees that neither it nor any of its affiliates, alone or in connection with one or more third parties, will solicit, negotiate, enter into or consummate any agreement with *** and/or any direct or indirect affiliates of *** related to DCS, DCS Products and/or any other product utilizing in any manner whatsoever, DCS or any derivative of DCS or any electronic or mechanical table games, without PDS's prior written consent. By executing this Agreement, both Parties acknowledges that there would be no adequate remedy at law to a non-breaching Party for money damages if any of the covenants set forth in this Subsection 4-b-(ii) were breached and therefore agree that the non-breaching Party shall be entitled to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

               (iii) Subsections 4-b-(i) and (ii) notwithstanding, DigiDeal may lease, sell or distribute DigiDeal's own DCS Products to ***, without PDS's prior written consent under the following conditions:

               (1) DigiDeal notifies PDS in writing of the nature of such transaction within ten (10) days of such lease or sale; and

               (2) DigiDeal purchases the tables, hardware and parts for distribution to *** from PDS pursuant to the terms and conditions of the Vendor Agreement, which is more particularly described in Section 5 of this Agreement; and

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          "CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

               (3) All revenue received by DigiDeal under this Subsection 4-b-(iii) shall be treated in the same manner as set forth in Section 28 of the Domestic Agreement and the Tribal Agreement, except that such obligations of PDS to share revenues with DigiDeal shall become an obligation of DigiDeal to share revenue with PDS under the same terms and conditions. DigiDeal shall have no right to any revenue if it fails to provide general customer support, maintenance or repair services for any DCS Products distributed to ***.

          c. Buyout.

               (i) The Non-Exclusive License Agreement may be terminated by DigiDeal, at anytime, upon DigiDeal paying to PDS consideration equal to (i) the actual and direct costs of production of the existing inventory of the DCS Products parts and supplies and the DCS tables located in the Non-Exclusive License Jurisdictions after deducting those amounts recouped by PDS for its costs of the units pursuant to Section 27 and 28 of the Domestic Agreement and Tribal Agreement (which Sections 27 and 28 are incorporated by reference herein as if fully set forth), plus (ii) an amount equal to five (5) times annualized PDS's share of the revenues generated from the DCS tables out under lease as calculated pursuant to Section 27 and 28 of the Domestic Agreement and the Tribal Agreement (the "Non-Exclusive Lease Revenues") (the "Non-Exclusive Buyout").

               (ii) The Exclusive License Agreement may be terminated by DigiDeal, at anytime, upon DigiDeal paying to PDS consideration equal to (i) the actual and direct costs of production of the existing inventory of the DCS Products parts and supplies and the DCS tables located in *** after deducting those amounts recouped by PDS for its costs of the units pursuant to Section 27 and 28 of the Domestic Agreement and Tribal Agreement (which Sections 27 and 28 are incorporated by reference herein as if fully set forth), plus (ii) an amount equal to five (5) times annualized PDS's share of the revenues generated from the DCS tables out under lease as calculated pursuant to Section 27 and 28 of the Domestic Agreement and the Tribal Agreement for the first thirty-six (36) DCS tables under lease with ***, plus (iii) an amount equal to two and one-half (2.5) times annualized PDS's share of the revenues generated from the DCS tables out under lease as calculated pursuant to Section 27 and 28 of the Domestic Agreement and the Tribal Agreement for any DCS tables under lease with *** in excess of thirty-six (36), if any (the "Exclusive Lease Revenues") (the "Exclusive Buyout"). The preceding sentence notwithstanding, the Exclusive Buyout of the Exclusive License Agreement shall in no event be less than *** (based on fifty percent (50%) of thirty-six (36) DCS tables @ a monthly lease rate of ***, regardless of the actual number of DCS tables in operation at ***.

               (iii) Within five (5) days of a written request by DigiDeal, PDS shall provide DigiDeal with a written accounting of the Non-Exclusive Lease Revenues and/or the Exclusive Lease Revenues (collectively the "Lease Revenues") as required by Sections 30 and 31 of the Domestic Agreement and the Tribal Agreement (which Sections 30 and 31 are incorporated by reference herein as if fully set forth). Upon DigiDeal or the Third-Party's (defined below) exercise of the Non-Exclusive Buyout and/or the Exclusive Buyout (collectively the "Buyout") and payment to PDS or its permitted assignees of all sums due under this subsection 3-c, PDS shall at its sole expense transfer, assign and deliver all of its right, title and interest in and to (i) its existing inventory of DCS parts and supplies, and (ii) the DCS tables located in the Non-Exclusive License Jurisdictions and/or ***. PDS shall also grant a thirty (30) day license to Digideal or its assignee to use the PDS Software (as defined in Subsection 3-d) for the DCS tables, subject to applicable gaming laws. All PDS Software (as defined in subsection 3-d below) shall remain the exclusive property of PDS, subject to Subsection 3-e.

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          "CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

DigiDeal's right to exercise the Buyout may be assigned to a Third-Party (see
Section 7-a below) subject to applicable gaming laws.

          d. Purchase of Intellectual Property. PDS hereby irrevocably sells to DigiDeal, and DigiDeal hereby purchases from PDS, all of PDS's Intellectual Property related to DCS free and clear of all liens, encumbrances and charges (collectively, "Liens") for the total sum of One Thousand Dollars ($1,000.00) in hand delivered. PDS hereby irrevocably assigns the Intellectual Property rights being purchased by DigiDeal, free and clear of all Liens. For the purposes of this subsection and subsection 3-d, the term "Intellectual Property" shall mean the "Transferred Assets" as that term is defined in Section 3.17 of the Domestic Agreement, and "The Patents", "The Patent Rights", the "Designated Technology", the "Designated Technology Rights", "The Copyright Works", "The Copyrights", the "Designated Trademarks", and the "Designated Trademark Rights", as those terms are defined in Sections 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, and 3.14
respectively of the Tribal Agreement, and the "Software", as that term is defined in Section 2(a) of the Software License Agreement and Software Transfer Agreement, and that U.S. Provisional Patent Application Serial No. 60/347,364 entitled "Flat Felted Gaming Table And Method of Manufacture" filed January 10, 2002 by Wilfred Apostal and assigned to PDS, and shall also include all trademarks, patents, know-how, developments, designs, trade secrets, processes and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuances of, and all improvements and developments of any of the foregoing, but specifically excludes the software developed by PDS for use or play in Nevada and other jurisdictions as specified in Exhibit "2." (the "PDS Software"). PDS retains no rights to the Intellectual Property, or any other Intellectual Property related to or associated with the DCS, other than the PDS Software. PDS shall not sell, transfer, pledge, assign or hypothecate the PDS Software, or make the PDS Software subject to a negative pledge, without the prior written consent of Digideal.

          e. Option to Purchase the PDS Software. PDS hereby grants Digideal the option to purchase the PDS Software for a sum of not more than *** or such lesser amount as agreed upon by the parties (the "Option Price"). This option to purchase shall be exercised by notifying PDS in writing that DigiDeal or its assignee has elected to exercise this option. DigiDeal or its assignee shall tender payment of the Option Price along with the notification that it is exercising this option. PDS shall then execute an assignment of all Intellectual Property rights covering the PDS Software. DigiDeal may assign this option to a third party in its sole and absolute discretion and shall provide PDS with a copy of any such assignment.

     5. Vendor Agreement.

          a. Vendor Agreement. As part of the overall termination of the Agreements, the Parties also hereby enter into a Vendor Agreement ("Vendor Agreement"). Pursuant to this Vendor Agreement in this Section 5, DigiDeal agrees that PDS, subject to availability, shall be DigiDeal's exclusive vendor for tables, hardware and parts ("DCS Inventory") for all (i) DCS Products, and/or (ii) any other product utilizing in any manner whatsoever the DCS or any derivative of DCS, that DigiDeal sells, leases, or otherwise distributes to any of its customers worldwide. Subject to availability, DigiDeal agrees to purchase first from PDS fifty (50) completed flat-top DCS tables (in any increment) which are part of the DCS Inventory, provided however, that if PDS no longer has available in its DCS Inventory the requested tables, hardware and/or parts, DigiDeal shall be free to purchase from another

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          "CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION"

vendor, in its sole discretion, but in no event prior to the total depletion of the DCS Inventory. Each table shall be in a completed, functional condition, but shall be neutral as to any particular DCS theme.

          b. Pricing. The Parties agree that the purchase price for each DCS table in the DCS Inventory shall be *** (not including shipping, handling or applicable sales tax). Parts and other miscellaneous hardware shall be sold for prices to be mutually agreed to by and between the Parties. All other terms and conditions of any sales to DigiDeal consummated under this Vendor Agreement (i.e. financing, interest rate, etc.) shall be mutually agreed upon by and between the Parties on a case-by-case basis, but in no event shall the purchase price for any part of the DCS Inventory be less than PDS's booked costs associated therewith.

          c. Financing. The Parties also agree that DigiDeal, where appropriate in the sole opinion of DigiDeal, shall recommend PDS financing services, if needed to its customers who desire financing for the acquisition of DCS Products. In turn, PDS agrees that, where appropriate, in the sole discretion of PDS, it will offer financing to DigiDeal's customers under a lease or financing structure, the terms of which shall be mutually agreed to by both PDS and the DigiDeal customer seeking financing. All financing transactions are subject to the approval of PDS's Credit Committee, in its sole discretion.

     6. Termination of Agreements.

          a. Section 62 of the Domestic Agreement and the Tribal Agreement are hereby incorporated by reference herein as if fully set forth and amended as follows: Upon termination as provided in this Termination Agreement, all rights and obligations of DigiDeal and PDS under the Agreements, except for those specifically set forth in this Termination Agreement, shall terminate. Termination shall not diminish PDS's obligation to make payments as required in this Termination Agreement. PDS shall continue to treat revenue in the same manner after termination as prior to termination as set forth in Section 28 of the Domestic Agreement and the Tribal Agreement, except that PDS shall have no right to any revenue if PDS fails to provide general customer support, maintenance or repair services.

          b. Consulting Agreement. As part of the overall termination of the Agreements, the Parties agree that upon execution of this Termination Agreement and upon PDS completing its purchase of the Shares pursuant to Section 3 hereof, the Parties will simultaneously execute a Mutual Release and Termination of the Consulting Agreement, which shall be in a form and substance mutually agreeable to both Parties.

          c. Domestic Agreement, Tribal Agreement, Software Transfer Agreement and Software License Agreement. As part of the overall termination of the Agreements, the Parties shall simultaneously execute a Mutual Release and Termination of the Domestic Agreement, Tribal Agreement, Software Transfer Agreement and Software License Agreement, all of which shall be in a form and substance mutually agreeable to both Parties. All sections of the Domestic Agreement and the Tribal Agreement incorporated by reference herein shall survive the termination of the Agreements and remain in full force and effect as provided herein.

     7. Additional Assurances of PDS.

          a. Up to and until the date of the Buyout, PDS shall use its best efforts to assist DigiDeal in facilitating a transition of the DCS Products and DCS technology and Intellectual Property to a third party (the "Third-Party"), including assisting in identifying the Third Party and assisting in structuring terms acceptable to DigiDeal.

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          b. Up to and until the date of the Buyout, PDS shall apply any revenues due and owing to DigiDeal under the License Agreement against receivables due to PDS from DigiDeal.

          c. PDS shall timely provide all required notices and filings relating to this Termination Agreement to the Nevada State Gaming Control Board and any other applicable gaming regulatory authority. PDS shall provide DigiDeal and its counsel with a copy of all such notices and filings at least two (2) days prior to filing them, and DigiDeal shall have one (1) day to suggest any revisions. PDS shall not issue any press release or other public notice relating to this Termination Agreement or the DCS Products without DigiDeal's consent, which consent shall not be unreasonably withheld.

          d. PDS agrees that it shall not sell the PDS Software to any person or entity other than DigiDeal or the Third-Party.

          e. PDS represents that it has not violated the Mortgages of Patent Rights, which was attached to, and made a part of, the Domestic Agreement and/or the Tribal Agreement as Section 82, Appendix B.

     8. Non-Compete.

          a. In order to induce DigiDeal to enter into this Termination Agreement and to consummate the transactions contemplated by this Termination Agreement, and as additional consideration for the Consideration of Buyer, for a period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the "Non-Compete Period"), PDS agrees that it will not, except as permitted herein in Section 4, directly engage or participate in any business or activity involving the manufacture, sale, distribution or operation of the DCS; provided that nothing in this Section shall prevent PDS from (i) engaging or participating in such business or activity at the request of and on behalf of DigiDeal, (ii) owning beneficially, as an investment, up to forty-nine percent (49%) of any company that competes with DigiDeal, or (iii) engaging in financing activities on behalf of third parties whether related to the DCS or not.

          b. PDS represents to DigiDeal that the enforcement of the non-competition covenants set forth in this Section (collectively, the "Covenants") contained in this Section would not be unduly burdensome to it. PDS agrees that a breach or violation of the this Section shall entitle DigiDeal, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this Section. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which DigiDeal may show itself justly entitled. Further, during any period in which PDS is in breach of this Section, the time period of this Section shall be extended for an amount of time that PDS is in breach hereof, with the effect that the total duration of this Section shall be the original period plus the actual amount of time that PDS is in breach.

          c. The representations and Covenants contained in this Section on the part of PDS will be construed as ancillary to and independent of any other provisions of this Termination Agreement, and the existence of any claim or cause of action of PDS against DigiDeal or any officer, director, or stockholder of DigiDeal, whether predicated on this Termination Agreement or otherwise, shall not constitute a defense to the enforcement by DigiDeal of this Section.

          d. Further, PDS agrees that the Covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the business conducted by DigiDeal. PDS acknowledges and agrees that (i) DigiDeal would not enter into this Termination Agreement unless

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Seller agreed to the Covenants; (ii) it has read and understands the terms of this Termination Agreement including, without limitation, the Covenants and has been provided the opportunity to discuss this Termination Agreement and the Covenants with DigiDeal and counsel of its choice and has carefully considered the nature and extent of the restrictions upon it and the rights and remedies conferred upon DigiDeal hereunder; and (iii) it will receive consideration for agreeing to the Covenants. PDS hereby acknowledges and agrees that DigiDeal has a legitimate interest in protecting its business and that the Covenants are reasonable in limitations as to time, scope, geographical area and activity, and are fully required and are no greater than necessary to protect the legitimate business interests of DigiDeal. PDS further agrees that the Covenants are not unduly harsh or oppressive to PDS in curtailing its legitimate efforts to earn a livelihood and do not stifle the inherent skill and experience of PDS, or confer a benefit upon DigiDeal disproportionate to the detriment to DigiDeal, or harm in any manner whatsoever the public interest or operate as a bar to the PDS's sole means of support.

PDS agrees that if the Covenants should be held by any court or other constituted legal authority to be void or unenforceable in any particular area or jurisdiction, then PDS and DigiDeal shall consider this Termination Agreement to be modified so as to eliminate that particular area or jurisdiction or scope as to which the Covenants are held to be void or otherwise unenforceable, and as to all other areas and jurisdictions covered by this Termination Agreement, the terms hereof shall remain in full force and effect as originally written. Further, if the Covenants should be held by any court or other constituted legal authority to be effective in any particular area or jurisdiction or scope only if said Covenants are modified to limit their duration or scope, then PDS and DigiDeal shall consider such Covenants to be amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any court or other constituted legal authority, and as to all other political subdivisions of the United States, the Covenants shall remain in full force and effect as originally written.

     9. Miscellaneous Provisions.

          a. Binding Effect. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective, permitted successors, heirs, executors, administrators, assigns, and all persons claiming by, through or under them.

          b. Execution. The Parties hereto agree that execution of a facsimile of this Termination Agreement shall have the same force and effect as an executed original and shall be binding upon the Parties. The Parties also agree that facsimile signatures shall be sufficient unless a third-party requires originals.

          c. Governing Law. The substantive and procedural laws of the State of Nevada shall govern the validity, construction, interpretation, performance and enforcement of this Settlement Agreement and the Parties agree to jurisdiction in Nevada without reference to its conflict of laws provisions.

          d. Arbitration. The arbitration provisions of Section 78 of the Domestic Agreement and the Tribal Agreement are incorporated by reference herein as if fully set forth.

          e. Due Authorization. The Parties represent and warrant to each other that all necessary corporate action required to execute and perform this Termination Agreement has been taken, that the person signing this Termination Agreement on behalf of each Party is duly authorized and that this Termination Agreement is binding on each Party.

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          f. Confidentiality and Disclosure. The Parties shall keep the terms and conditions of this Termination Agreement in the strictest confidence. Both Parties agree not to divulge the terms and conditions of this Termination Agreement to any other person, without the prior written consent of other, gaming regulatory authorities excluded. Notwithstanding the above, DigiDeal may provide the information and this Termination Agreement to the Third-Party or a prospective Third-Party without the prior consent of PDS.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date set forth above.

"PDS"                                          "DigiDeal"

PDS GAMING CORPORATION                         DIGIDEAL CORPORATION


By:  /s/ Johan P. Finley                       By:  /s/ Michael J. Kuhn
    -------------------------                      ------------------------
     Johan P. Finley                                Michael J. Kuhn
     Chief Executive Officer                        President














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                                  Exhibit "1."

                         Amended Subscription Agreement

                              AMENDED AND RESTATED
                              DIGIDEAL CORPORATION
                  SUBSCRIPTION AGREEMENT FOR PURCHASE OF SHARES

DigiDeal Corporation
5207 East Third Avenue
Spokane, WA 99212

Gentlemen/Madam:

1. Amendment and Restatement. This Amended and Restated Subscription Agreement amends, restates and replaces in its entirety that Subscription Agreement by and between the Company and PDS dated November 21, 2001.

2. Definitions. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms as follows:

     2.1. "Company" shall mean DigiDeal Corporation, a closely held Nevada corporation.

     2.2. "PDS" shall mean PDS Gaming Corporation, a publicly traded Minnesota corporation.

     2.3. "Share" or "Shares" shall mean shares of common stock of the Company.

     2.4. "Subscription Agreement" or "Agreement" shall mean this Amended and Restated Subscription Agreement for Purchase of Shares and includes all oral agreements between the parties hereto relating to the subject matter of this Agreement.

3. Subscription. PDS hereby irrevocable agrees to purchase Shares of the Company in the total amount described in section 4 below, subject to the terms and conditions set forth herein.

4. Number of Shares. Upon execution of this Agreement, PDS will purchase 108,108 Shares of the Company at $1.85 per /share for a total cost of $200,000.00.

5. Representations and Warranties. PDS represents and warrants to the Company as follows:

     5.1. The Shares are being purchased by PDS for its own account, and not with a view to distribute or resell the same in any manner. PDS does not have any present intention of disposing of any or all of the Shares at any particular future in time or upon the occurrence of any particular event.

     5.2. PDS confirms that, in making the decision to purchase the Shares, it has relied solely upon its own independent investigation of the Company and/or the investigation made by its corporate tax or other advisors. PDS fully understands the Offering Memorandum, which has been presented to PDS by the Company. PDS's advisors have had an opportunity to ask questions of, and receive answers from, persons acting on behalf of the Company. PDS has relied solely upon the information provided in writing on behalf of the Company, or information from books and records furnished on behalf of the Company. PDS understands that all documents, books, and records of the Company will be available for inspection by PDS at any time prior to the closing of the purchase evidenced hereby. No oral representations have been made and no information has been furnished to PDS or any officer of PDS in connection with the offer of the Shares, which have been in any way inconsistent with the foregoing specified information.

     5.3. PDS is aware that the Shares are subject to substantial risks. PDS is capable of bearing the economic risk of its purchase of the Shares. PDS has adequate net worth and means of providing for its current needs and corporate contingencies to sustain a complete loss of its interest in the Company and has no need for liquidity of its Shares. In addition, PDS's present financial condition is such that it is under no present need, nor does it contemplate any future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need, or indebtedness.

     5.4. PDS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

     5.5. PDS understands that no federal or state agency has passed on or made any recommendation pertaining to the Shares. The information set forth in PDS's Investor Questionnaire (the "Questionnaire") is true and correct. PDS understands that the Company is relying upon the truth and accuracy of the information contained in the Questionnaire and the representations and warranties contained this Subscription Agreement in the offering of the Shares for sale without registration under the securities laws.

6. Restrictions on Transferability of Shares. PDS understands that the Shares may be considered to be securities and the Shares are not, and will not be, registered under the securities laws, in reliance upon exemptions from registration for nonpublic offerings. Therefore, Shares may only be sold, pledged, hypothecated, or otherwise transferred (with or without consideration) upon the conditions specified in this paragraph, or as otherwise agreed to by the Company. No assignment of any Shares shall be effective if the assignment would violate the provisions of the securities laws. If the Company so requires, no assignment shall be effective unless PDS, as transferor, deliver an opinion of counsel to the Company, which opinion must be satisfactory to the Company in all respects, to the effect that such transfer will not violate the securities laws.

7. Notices. Any notices or other communications required or permitted hereby shall be sufficient if sent by registered or certified mail, postage prepaid, return receipt requested, and, if to the Company, at the address to which this letter is addressed at the head of this Subscription Agreement, and if to the undersigned, at the address set forth at my signature hereto, or such other address as either the Company or I shall designate to the other by notice in writing.

8. Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the successors, and permitted assignees of the undersigned.

9. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Washington, and, to the extent it involves any United States statue, in accordance with the laws of the United States.

10. Attorney's Fees and Costs. In any action at law or equity to enforce or interpret any of the provisions or rights under this Subscription Agreement, the prevailing party shall be entitled to costs, expenses, and reasonable attorney's fees incurred therein, including without limitation, such costs, expenses, and fees on any appeal.

11. Execution. The Parties hereto agree that execution of a facsimile of this Subscription Agreement shall have the same force and effect as an executed original and shall be binding upon the parties. The parties also agree that facsimile signatures shall be sufficient unless a third-party requires originals.

IN WITNESS WHEREOF, the undersigned agrees to all the terms of this Amended Subscription Agreement, and has executed this Agreement this 3rd day of May 2002.

                                        PDS GAMING CORPORATION


                                        By:  /s/ Johan P. Finley
                                            -----------------------------
                                             Johan P. Finley, CEO

                                        Federal Tax Id Number: 41-1605970

                                        6171 McLeod Drive
                                        Las Vegas, NV 89120-4048

-------------------------------------------------
Total # of Shares Purchased: 108,108  / Total Purchase Price $200,000.00

Accepted this 3rd day of May 2001.

DIGIDEAL CORPORATION

By:  /s/ Michael J. Kuhn
    ---------------------------
Title:  President
       ------------------------

Upon acceptance of this Subscription Agreement by the Company, the Company will be bound by the following terms and conditions:

1. General.

     1.1 Upon the terms and conditions stated herein, the Company agrees that persons purchasing Shares in this offering ("1999 Shareholders") shall be entitled for a period of three (3) years, from the date the Subscription Agreement of a 1999 Shareholder is accepted, to receive additional shares of common stock if the Company should issue any shares of its voting or nonvoting common ("New Issuance") stock at a price less than offering price of $1.35 per share ("Offering Price"). Also, this right will terminate in the event the Company signs a letter of intent with an underwriter for the public offering of any of the Company's common stock and such letter of intent provides that, following the public offering, the common stock shall be traded on a national securities exchange or market.

     1.2 The number of shares to be issued shall be determined as follows:

          First, the number of "fully paid" shares is determined by dividing (a) the product of the number of shares sold for less that than the Offering Price times the per share consideration actually received by the Company for shares; by (b) the Offering Price. This amount is then subtracted from the total number of shares sold for less that than the Offering Price to determine the number of shares of "cheap stock". For instance, assume that the Company sold 135,000 shares for $1.00 per share. The number of fully paid shares would be determined by dividing $135,000.00 by $1.35 or $100,000. Therefore, the total number of shares of cheap stock issued would be 35,000.

     1.3 The number of shares to be issued to a 1999 Shareholder is determined as follows:

          The product of (a) the sum of the total outstanding stock of the Company prior to New Issuance and the total number of cheap shares; divided by (b) the difference between 100% and the percentage of stock owned by a 1999 Shareholder prior to the issuance of the shares.

          The following amounts are then subtracted from the product determined above: The total number of shares outstanding prior to the New Issuance, total amount of cheap stock and the total number of shares owned by a 1999 Shareholder prior to the New Issuance.

          For Example, assume that prior to the issuance of the 135,000 shares at $1.00 a share, the Company had 1,000,000 shares outstanding and a 1999 Shareholder owned 50,000 or 5% of the Company. The total number of new shares issued to the Shareholder would be 4,473. This amount was determined as follows:

               Product of (a) total number of outstanding shares (1,000,000) plus the total number of cheap stock (35,000) divided by (b) 95% (100% minus 5%). This amount equals 1,089,473.

               The following amounts are then subtracted from 1,089,473: total number of outstanding shares (1,000,000), total amount of cheap stock (35,000) and the total number of shares owned by 1999 Shareholder (50,000). The amount remaining is the number of shares to be issued to 1999 Shareholder- 4,473.

2. Adjustments.

     2.1 In the event the Company shall, at any time or from time to time (a) subdivide the outstanding shares of voting or nonvoting common stock, or declare or pay a dividend on the voting common stock payable in shares of voting or nonvoting common stock or securities convertible into or exchangeable for shares of voting common stock; or (b) combine the outstanding shares of voting or nonvoting common stock, or securities convertible or exchangeable into shares of voting or nonvoting common stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation) or otherwise, the Offering Price in effect immediately prior to such action shall be adjusted by multiplying such Offering Price by a fraction, the numerator of which is the number of shares of voting common stock outstanding immediately before such event and the denominator of which is the number of shares of voting common stock outstanding immediately after such event.

     2.2 The following provisions will be applicable:

               (1) In the case of an issue or sale for cash of shares, the "consideration actually received" by the Company therefore shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

               (2) In the case of the issuance of additional shares of voting common stock for a consideration other than cash or a consideration partly other than cash, the amount of the "consideration actually received" by the Company for such shares shall be deemed to be fair market value of such consideration as determined in good faith by the Board of Directors.


3. De Minimis Adjustments.

Notwithstanding any other provisions of this Section, the Company shall not be required to make any adjustment of the Offering Price unless such adjustment would require an increase or decrease of at least 1% in the Offering Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Offering Price.

4. Excluded Shares.

     4.1 Anything herein to the contrary notwithstanding, 1999 Shareholders will not be issued any additional shares nor shall there be any adjustment of the Offering Price in the case of:

               (1) Securities issued pursuant to the acquisition of all or part of another company by the Company by merger or other reorganization, or by the purchase of or part of the assets of another company, pursuant to a plan, arrangement or agreement approved by the Board of Directors;

               (2) Securities issued pursuant to existing options or warrants or securities issued or issuable to officers, directors, employees or consultants of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, arrangement or agreement approved by the Board of Directors;

               (3) Shares of voting or nonvoting common stock received by the Company following repurchase of such shares pursuant to any restricted stock purchase agreement.

5. Fractional Shares.

The Company shall not be obligated to deliver to 1999 Shareholders any fractional share or shares of common stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

6. Reservation of Shares.

The Company shall at all times reserve the keep available out if its authorized and uninsured voting common stock as shall from time to time be needed to fulfill Company's obligations hereunder.

                                  Exhibit "2."

                             PDS Software/Copyrights

Copyright Registrations
-----------------------

Application to register copyright on
Digital 21 Software, Version 1302           Filed 9/27/01 by PDS        Pending

Application to register copyright on
Bonanza Blackjack Software,
Version 0102                                Filed 9/27/01 by PDS        Pending

Digital 21 Software
Version 1303                                Derivative of v.1302

Digital 21 Software
Version 1401                                Derivative of v.1302

Digital 21 Software
Version 1402                                Derivative of v.1302

Bonanza Blackjack Software
Version 0103                                Derivative of v.0102

Bonanza Blackjack Software
Version 0201                                Derivative of v.0102